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                                                    EXHIBIT 23(a)


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-3), used to register $200 million of UtiliCorp United Inc. senior notes, of our reports dated January 31, 1995, incorporated by reference and included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.



Kansas City, Missouri,                          /s/ Arthur Andersen LLP
 May 11, 1995